Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective as of May 25, 2016, Ennis, Inc. (“Ennis,” “we” or “our”) completed its previously announced sale of Alstyle Apparel, LLC and its subsidiaries, which constitute the Company’s apparel division (the “Apparel Division”), to Gildan Activewear Inc. (“Gildan”) for an all-cash purchase price of $109,354,066 (after giving effect to an adjustment for estimated working capital as of April 30, 2016 and which is subject to closing date calculation and post-closing confirmation), subject to customary indemnification arrangements and the other terms of such agreement (the “Alstyle Transaction”).

Following the closing of the Alstyle Transaction, Ennis does not own any equity interest in Alstyle and Ennis will no longer consolidate Alstyle within its financial results. The following Unaudited Pro Forma Consolidated Financial Statements of Ennis reflect the impact of the Alstyle Transaction.

The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended February 29, 2016 is presented as if the Alstyle Transaction occurred on March 1, 2015 and excludes results from discontinued operations. The Unaudited Pro Forma Consolidated Balance Sheet of Ennis as of February 29, 2016 is presented as if the Alstyle Transaction occurred on February 29, 2016.

The Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Alstyle Transaction been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.

The Unaudited Pro Forma Consolidated Financial Statements are based upon, and should be read in conjunction with, our historical Consolidated Financial Statements and related notes included in our Annual Report on Form 10-K for the year ended February 29, 2016 filed on May 11, 2016.

The Unaudited Pro Forma Consolidated Financial Statements have been prepared to remove Alstyle’s assets, liabilities and results of operations. In connection with the Alstyle Transaction, Ennis received net proceeds of approximately $106.4 million, after payment of $3.0 million termination fee to Alstyle Operations, LLC. The sale of this asset allows us to fully focus on our core business segment and to be able to utilize the cash from the sale of Alstyle Apparel to further expand this business segment through strategic acquisitions. In addition, given our current leverage position, our Board may also consider other uses of these funds such as, paying down debt, additional share repurchases of our Company stock, and the return of capital to our stockholders in the form of a one-time special dividend. None of foregoing possible uses of the net proceeds from the sale are reflected in these Unaudited Pro Forma Consolidated Financial Statements. A full description of all pro forma adjustments is included herein.

ENNIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	Fiscal Year Ended February 29, 2016
	Historical	Pro Forma		Pro Forma
	Ennis, Inc.	Adjustments (a)		Ennis, Inc.
Net sales	$568,973	$183,027		$385,946
Cost of goods sold	416,234	146,598		269,636

Gross profit margin	152,739	36,429		116,310
Selling, general and administrative	92,792	27,050	(b)	65,742
Impairment of goodwill and trademarks	4,130	4,130	(c)	—
Gain from disposal of assets	(479)	—		(479)

Income from operations	56,296	5,249		51,047
Other income (expense)
Interest expense	(1,358)	(1,347	) (d)	(11)
Other, net	1,634	1,642	(e)	(8)

	276	295		(19)

Earnings before income taxes	56,572	5,544		51,028
Provision for income taxes	20,818	2,040		18,778

Net earnings	$35,754	$3,504		$32,250

Weighted average common shares outstanding
Basic	25,688,273	25,688,273		25,688,273

Diluted	25,722,367	25,722,367		25,722,367

Per share amounts
Net earnings - basic	$1.39	$0.14		$1.25

Net earnings - diluted	$1.39	$0.14		$1.25

Cash dividends per share	$0.70	$—		$0.70

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

ENNIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except for par value and share amounts)

	Fiscal Year Ended February 29, 2016
	Historical	Pro Forma	Pro Forma
	Ennis, Inc.	Adjustments (f)	Ennis, Inc.
ASSETS
Current Assets
Cash	$10,425	$65,546 (g)	$75,971
Accounts receivable, net of allowance for doubtful receivables ($3.6 million-historical and $2.0 million-pro forma)	54,871	(18,325)	36,546
Prepaid expenses	6,620	(3,859)	2,761
Inventories	100,310	(72,691)	27,619
Other current assets	6,749	(3,151)	3,598

Total Current Assets	178,975	(32,480)	146,495
Property, Plant and Equipment, Net
Plant, machinery and equipment	168,918	(37,572)	131,346
Land and buildings	78,912	(23,927)	54,985
Other	23,810	(1,124)	22,686

Total property, plant and equipment	271,640	(62,623)	209,017
Less accumulated depreciation	190,306	(32,080)	158,226

Net property, plant and equipment	81,334	(30,543)	50,791

Goodwill	64,537	—	64,537
Trademarks and trade names	24,461	(9,170)	15,291
Other intangible assets, net	42,472	(5,499)	36,973
Other assets	409	(135)	274

Total Assets	$392,188	$(77,827)	$314,361

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

ENNIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except for par value and share amounts)

	Fiscal Year Ended February 29, 2016
	Historical	Pro Forma		Pro Forma
	Ennis, Inc.	Adjustments (f)		Ennis, Inc.
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$21,788	$(8,050)		$13,738
Accrued expenses
Employee compensation and benefits	15,863	(4,065)		11,798
Other current liabilities	2,749	(380)		2,369

Total Current Liabilities	40,400	(12,495)		27,905

Long-term debt	40,000	(40,000	) (h)	—
Liability for pension benefits	8,696	—		8,696
Other long-term liabilities	4,546	989		5,535

Total Liabilities	93,642	(51,506)		42,136

Commitments and contingencies
Shareholders’ Equity
Preferred stock $10 par value, authorized 1,000,000 shares; none issued	—	—		—
Common stock $2.50 par value, authorized 40,000,000 shares; issued 30,053,443 shares at February 29, 2016	75,134	—		75,134
Additional paid-in capital	121,597	—		121,597
Retained earnings	206,105	(36,261	) (i)	169,844
Accumulated other comprehensive loss
Foreign currency translation, net of taxes	(9,940)	9,940	(i)	—
Minimum pension liability, net of taxes	(17,345)	—		(17,345)

Total accumulated other comprehensive loss	(27,285)	9,940		(17,345)

Treasury stock	(77,005)	—		(77,005)

Total shareholders’ equity	298,546	(26,321	) (i)	272,225

Total liabilities and shareholders’ equity	$392,188	$(77,827)		$314,361

See Accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

ENNIS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)	This adjustment reflects the elimination of revenues and expenses of the Apparel Segment.
(b)	This adjustment reflects the elimination of operating and administrative expenses directly related to the Apparel Segment. Not included in the pro forma results are any anticipated savings that may ultimately be reduced or eliminated.
(c)	This adjustment represents the adjustment to interest expense assuming the proceeds were used to pay-off the outstanding long-term debt.
(d)	This adjustment represents the elimination of the impairment charge associated with the Apparel Segment’s intangible assets taken during fiscal year ending February 29, 2016.
(e)	This adjustment represents the elimination of principally the foreign currency gain and interest income associated with the Apparel Segment.
(f)	This adjustment reflects the elimination of assets and liabilities attributable to the Apparel Segment.
(g)	This adjustment includes the receipt of $106.4 million cash consideration at the closing of the transaction ($2.0 million of which is held in escrow), plus $1.7 million of Alstyle cash retained by the Seller, less $40.0 million used to pay-off outstanding debt.
(h)	This adjustment represents the assumed pay-off of the outstanding long-term debt.
(i)	This adjustment reflects the loss of approximately $26.3 million arising from the transaction of May 25, 2016. This estimated loss has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.